As filed with the Securities and Exchange Commission on May 13, 2021

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIGITAL LOCATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-5451302
(State or Incorporation)	(I.R.S. Employer Identification No.)

3700 State Street, Suite 350, Santa Barbara, California 93105

(Address of principal executive offices and zip codes)

DIGITAL LOCATIONS, INC.

(Full title of the plan)

William E. Beifuss, Jr.

Digital Locations, Inc.

3700 State Street, Suite 350, Santa Barbara, California 93105

(Name and address of agent for service)

(805) 456-7000

(Telephone number, including area code, of agent for service)

Copy To:

Mark J. Richardson, Esq.

Richardson & Associates

11400 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

(310) 393-9992

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	100,000,000 shares	$0.0449	(1)	$4,490,000	$489.86
Total	100,000,000 shares	$0.0449	(1)	$4,490,000	$489.86

(1)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the last sale price of the Company’s Common Stock on April 30, 2021 as reported on the OTC Pink Sheets.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to one prospectus:

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act.  Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.

Digital Locations, Inc. (the “Company”) is registering shares of its common stock for issuance to its officers, directors, employees, and consultants.  The Company is not registering an equity incentive plan on this Form S-8 Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not applicable.

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Dated May 13, 2021

REOFFER PROSPECTUS

DIGITAL LOCATIONS, INC.

3700 State Street, Suite 350

Santa Barbara, California 93105

100,000,000 Shares of Common Stock

This reoffer prospectus (“Prospectus”) covers 100,000,000 shares of the common stock, par value $0.001 per share (the “Shares”), of Digital Locations, Inc., a Nevada corporation.  The Shares covered by this Prospectus are all issuable to our officers, directors, employees, and consultants.  Our potential issuees are referred to herein as the “Selling Stockholders.”  Shares have not yet been issued and Selling Stockholders have not yet been identified.  Selling Stockholders will be identified as Shares are issued under this Registration Statement.

Our common stock trades on the OTC Pink Sheets Market under the symbol “DLOC” and the last sale price on April 30, 2021 for the common stock as reported on the OTC Pink Sheets Market was $0.0449 per share.

For a discussion of certain factors that should be considered in connection with an investment in our common stock, see “Risk Factors” beginning on page 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Selling Stockholders may from time to time sell all or a portion of the securities offered by this Prospectus in transactions in the over-the-counter market, in negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling such securities directly to purchasers or through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the securities for whom they may act as agents.

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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. You should read the entire Prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock.  In this Prospectus, unless otherwise noted, “DLOC,” “Company,” “we,” “us,” and “our,” refer to Digital Locations, Inc., a Nevada corporation.

Business Overview

We are an early-stage aggregator, developer and acquirer of small cell sites and cell towers for 5G services. We intend to develop a portfolio of sites to help meet the expected demand of rapidly growing 5G networks.

To rapidly enter the market, DLOC plans to acquire or partner with companies that have a portfolio of real estate that could be activated to meet the demands of 5G networks. Our goal is to become a “landlord” of tomorrow’s wireless communications assets. In furtherance of our objective, on or about January 7, 2021, we closed the acquisition of substantially all of the assets of SmallCellSite.com, LLC, a source of more than 80,000 cell sites offered by property owners for use by wireless network operators.

With our purchase of SmallCellSite.com, LLC’s assets, we acquired proprietary web-based software which allows wireless carriers to access www.smallcellsite.com and search regionally for locations. This aggregation of available property data reduces site acquisition timeframes for the large wireless carriers and makes it easier for them to source, validate, and activate properties.

By actively driving current property owners to list their property on smallcellsite.com, Digital Locations or its subsidiaries will receive a portion of the revenue if and when the property is activated by the carrier. Management believes that this business model greatly reduces the capital expenditure of traditional models of acquiring real estate and building wireless towers, and gives the Company a modern alternative to the development of traditional wireless small cells and towers.

5G wireless networks are expected to be 100 times faster than current 4G LTE networks. This will enable global scale killer applications such as self-driving cars, the Internet of things (“IOT”), mobile streaming of 4K videos, real-time hologram-based collaboration, and lag-free high-definition gaming.

To realize this vision, many new 5G broadcast locations are needed because high frequency 5G signals cannot travel farther than 100 meters. It is estimated that more than one million new 5G cell towers or small cells must be added in the United States alone. International Data Corporation (“IDC”) expects over two million—by 2021. By comparison, the existing 2G/3G/4G network, built over many years, has just over 200,000 cell towers.

As 5G initially rolls out in major metropolitan and suburban areas, we believe that in addition to conventional “macro” cell towers, wireless carriers will also need networks of small cell antennas dotting the country to relay signals to and from these signal-emitting macro towers. Only when these networks of small cells are deployed will customers experience the true 5G that has been marketed with blazing speed and ultra-low latency. The current method for identifying available real estate assets, negotiating leases, completing necessary zoning and permits, and installing equipment is outdated, time-consuming and costly. In order to truly fulfill the marketed performance of ultra-wide band 5G, a better system and process must be implemented.

We believe that we can disrupt the legacy process carriers use to identify and activate properties through our acquisition of www.smallcellsite.com. By using www.smallcellsite.com, we believe that DLOC can capitalize on providing “activation-ready” real estate assets through software it has acquired that speeds up implementation, enables a repeatable process and reduces the overall costs of small cell roll out.

Corporate Information

Our principal executive offices are located at 3700 State Street, Suite 350, Santa Barbara, California 93105. Our telephone number is (805) 456-7000.  Our website address is www.digitallocations.com.  The information contained on, or that can be accessed through, our website is not a part of this Prospectus.

About This Offering

This offering relates to the resale by the Selling Stockholders of up to 100,000,000 shares of common stock (the “Shares”).

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RISK FACTORS

Purchasing shares of common stock in Digital Locations, Inc. entails substantial risk.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, among others.

Forward-Looking Statements

This Prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that such forward-looking statements be subject to the safe harbors created thereby.  All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements.  The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We have included important factors in the cautionary statements included and incorporated by reference in this Prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See the section entitled “Risk Factors” herein for more information.  You should consider these factors and other cautionary statements made in this Prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the Prospectus and in the documents incorporated by reference.  We do not assume any obligation to update any forward-looking statements, except as may be required under applicable law.

Risks Relating with Our Business and Marketplace

We are in the early stages of development and have limited operating history on which you can base an investment decision.  We were formed in August 2006, but recently changed our business focus. We have generated no revenues, have no real operating history upon which you can evaluate our business strategy or future prospects, and have negative working capital. As a result, our auditor issued an opinion in connection with our December 31, 2020 financial statements, which expressed substantial doubt about our ability to continue as a going concern unless we obtain additional financing. Our ability to obtain additional financing and generate revenue will depend on whether we can successfully develop and acquire a large portfolio of cell tower and small cell sites to make the transition from a development stage company to an operating company. We expect to continue to incur losses. In making your evaluation of our business, you should consider that we are a start-up business focused on developing and acquiring a portfolio of cell tower and small cell sites and operate in a rapidly evolving industry. As a result, we may encounter many expenses, delays, problems, and difficulties that we have not anticipated and for which we have not planned. There can be no assurance that at this time we will successfully develop or acquire a significant portfolio of cell tower and small cell sites, operate profitably, or that we will have adequate working capital to fund our operations or meet our obligations as they become due.

Our proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications, and delays frequently encountered in connection with the formation of any new business. Investors should evaluate an investment in our company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services, and technologies. Despite best efforts, we may never overcome these obstacles to achieve financial success. Our business is speculative and dependent upon the implementation of our business plan, as well as our ability to successfully acquire cell tower and small cell sites for 5G services with third parties on terms that will be commercially viable for us. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that our investors will not lose their entire investment.

There is no assurance that our new development and growth-by-acquisition strategy will be successful.  Our strategy is to grow by developing new small cell sites and through the acquisition of existing small cell sites and towers. While we will endeavor to develop or acquire small cell sites and towers that are profitable and accretive, there is no assurance that any of our business development or acquisitions will be economically successful or perform as expected. We may develop and acquire small cell sites and towers that incur unexpected losses or may not integrate well with the Company. We may not realize profits on our business development or acquisitions for a number of reasons, including but not limited to paying higher than fair value, unexpected operating deficits, change in the market, loss of customers, reduced demand, loss of management, and other causes.

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Factors which may affect our ability to grow successfully through acquisitions include:

•	inability to obtain financing;

•	difficulties and expenses in connection with integrating cell towers and small cell sites that we develop and acquire and achieving the expected benefits;

•	diversion of management’s attention from current operations;

•	the possibility that we may be adversely affected by risk factors facing the cell towers and small cell sites that we develop and acquire;

•

development and acquisition of cell towers and small cell sites could be dilutive to earnings, or in the event of acquisitions made through the issuance of our common stock to the stockholders of the acquired cell towers and small cell sites, dilutive to the percentage of ownership of our existing stockholders; and

•	potential losses resulting from undiscovered liabilities of the cell towers and small cell sites we develop and acquire not covered by indemnification.

If we are unable to effectively manage the transition from a development stage company to an operating company, our financial results will be negatively affected.  For the period from our inception, August 25, 2006, through December 31, 2020, we incurred an aggregate net loss, and had an accumulated deficit, of $38,013,037. For the years ended December 31, 2020 and 2019, we incurred operating losses of $461,421 and $755,322, respectively. We reported a net loss of $2,747,195 for the year ended December 31, 2020 and, primarily due to positive non-cash changes in our derivative liabilities of $4,624,168, we reported net income of $2,941,425 for the year ended December 31, 2019.Our operating losses are expected to continue to increase for at least the next 48 months as we commence full-scale development of our new business plan, if feasible. We believe we will require significant funding to make this transition, if full-scale development is commercially justified. If we do make such transition, we expect our business to grow significantly in size and complexity. This growth is expected to place significant additional demands on our management, systems, internal controls, and financial and operational resources. As a result, we will need to expend additional funds to hire additional qualified personnel, retain professionals to assist in developing appropriate control systems, and expand our operating infrastructures. Our inability to secure additional resources, as and when needed, or manage our growth effectively, if and when it occurs, would significantly hinder our transition to an operating company, as well as diminish our prospects of generating revenues and, ultimately, achieving profitability.

Currently, we have generated minimal revenue from this new and unproven segment of our business. There is a risk that we will be unable to compete with large, medium, and small competitors that are in (or may enter) the industry with substantially larger resources and management experience than us.

The evolving small cell site and tower market in which we expect to enter is intensely competitive requiring sophisticated technology and constant innovation, both in the development and execution of our business financial model and the quality of our intellectual property. There is no assurance that we will successfully compete to gain and retain customers and meet their requirements. Our current management has little prior experience in conducting this business..

Our business is subject to government regulation.  Aspects of our small cell site and tower business are subject to and will be designed to comply with the regulations of the Federal Communications Commission (“FACC”).  A change in those regulations may have a material adverse effect on our operating results, financial condition, and business prospects and performance.  We are also subject to regulations applicable to businesses generally, including without limitation those governing employment, construction, permit requirements, the environment, and health and safety, those governing the telecommunications industry, and the FCC.  The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business.  Changes in tax laws also could have a significant adverse effect on our operating results and financial condition.

As we develop and acquire cell towers and small cell sites, we may be subject to additional and unexpected regulations, which could increase our costs or otherwise harm our business.  As we develop and acquire small cell sites and towers, we may become subject to additional laws and regulations, which could create unexpected liabilities for us, cause us to incur additional costs or restrict our operations. From time to time, we may be notified of or otherwise become aware of additional laws and regulations that governmental organizations or others may claim should be applicable to our business. Our failure to anticipate the application of these laws and regulations accurately, or other failure to comply, could create liability for us, result in adverse publicity, or cause us to alter our business practices, which could cause our net revenues to decrease, our costs to increase, or our business otherwise to be harmed.

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Our ability to protect our intellectual property is uncertain.  With our purchase of SmallCellSite.com, LLC’s assets, we acquired proprietary web-based software which provides a system and method for identifying wireless communication assets. A provisional patent application for this technology was filed on May 31, 2017 and we were recently notified by the United States Patent and Trademark Office that the patent will be granted. We cannot assure that this patent or any other patent that may be granted to us, if any, in the future will be enforceable. We will have limited resources to fight any infringements on our proprietary rights and if we are unable to protect our proprietary rights or if such rights infringe on the rights of others, our business would be materially adversely affected.

The current credit and financial market conditions may exacerbate certain risks affecting our business.  Due to the continued disruption in the financial markets arising from the global recession and the slow pace of economic recovery, many of our potential customers may be unable to access capital necessary to lease our cell towners once developed or acquired. Many are operating under austerity budgets that make it significantly more difficult to take risks. As a result, we may experience increased difficulties in convincing customers to lease our cell towers and small cell sites once developed or acquired.

The future impact of the Covid-19 pandemic on companies is evolving and we are currently unable to assess with certainty the broad effects of Covid-19 on our business.  The future impact of the Covid-19 pandemic on companies continues to evolve and we are currently unable to assess with certainty the broad effects of Covid-19 on our business. As of December 31, 2020, the Company had no material assets that would be subject to impairment or change in valuation due to Covid-19.  However, as of December 31, 2020, the reported values of the Company’s material convertible debt and derivative liabilities are based on multiple factors, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. We believe these inputs will be subject to even more significant changes due to the impact on capital markets of Covid-19, and the future estimated fair value of these liabilities may fluctuate materially from period to period.

Without reliable sources of revenue, we are currently dependent on debt or equity financing to fund our operations and execute our business plan. We believe that the impact on capital markets of Covid-19 may make it more costly and more difficult for us to access these sources of funding.

We do not maintain theft or casualty insurance, and only maintain modest liability and property insurance coverage and therefore we could incur losses as a result of an uninsured loss.  We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse effect on our results of operations.

If we lose key employees and consultants or are unable to attract or retain qualified personnel, our business could suffer.  Our success is highly dependent on our ability to attract and retain qualified management personnel. Competition for these qualified personnel is intense. We are highly dependent on our management and key consultants who have been critical to the development of our business. The loss of the services of key employees and key consultants could have a material adverse effect on our operations. We do have employment or consulting agreements with key individuals. However, there can be no assurance that any employees or consultants will remain associated with us. The efforts of key employees and consultants will be critical to us as we continue to develop our technology and as we attempt to transition from a development stage company to a company with commercialized products and services. If we were to lose key employees or consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

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Risks Relating To Our Common Stock

Our common stock is subject to volatility.  We cannot assure that the market price for our common stock will remain at its current level and a decrease in the market price could result in substantial losses for investors.  The market price of our common stock may be significantly affected by one or more of the following factors:

•	announcements or press releases relating to the industry or to our own business or prospects;
•	regulatory, legislative, or other developments affecting us or the industry generally;
•	sales by holders of restricted securities pursuant to effective registration statements or exemptions from registration; and
•	market conditions specific to companies in our industry and the stock market generally.

If our common stock remains subject to the Securities and Exchange Commission’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.  Our common stock is not listed on a national securities exchange, we have stockholders’ equity of less than $5,000,000, and our common stock has a market price per share of less than $4.00.  Accordingly, transactions in our common stock are subject to the Securities and Exchange Commission’s “penny stock” rules.  If our common stock remains subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information.  Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer.  The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities.  Our management is aware of the abuses that have occurred historically in the penny stock market.

As a result, if our common stock becomes subject to the penny stock rules, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.  Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting.  Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.

Rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis.  It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

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We are authorized to issue shares of preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.  Our Articles of Incorporation authorize our Company to issue up to 20,000,000 shares of preferred stock, of which 1,000 shares have been designated as Series A Preferred Stock, 30,000 shares have been designated as Series B Preferred Stock, 36,000 shares have been designated as Series C Preferred Stock, 1,000 shares have been designated as Series D Preferred Stock, and 45,000 shares have been designated as Series E Preferred Stock. As of April 30, 2021, there are no shares of Series A Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock issued and outstanding. As of April 30, 2021, 15,055 shares of Series B Preferred Stock were issued and outstanding and 34,900 shares of Series E Preferred Stock were issued and outstanding. We can issue additional shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

Shares eligible for future sale may adversely affect the market.  From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Of the 169,218,149 shares of our common stock outstanding as of April 30, 2021, approximately 159,429,290 shares are freely tradable without restriction. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

We do not expect to pay dividends in the future and any return on investment may be limited to the value of our common stock.  We do not currently anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.  Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts.  There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors.  If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if its stock price appreciates.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by the Selling Stockholders.

DILUTION

The difference between the public price per share of common stock at which a purchaser buys the Shares covered by this Prospectus and the as adjusted pro forma net tangible book value per share of common stock after the issuance of the Shares covered by this Prospectus constitutes the dilution to purchasers of Shares.  Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities), by the number of outstanding shares of common stock.

As of December 31, 2020, the net tangible book value of DLOC was ($14,936,491) or approximately ($0.112) per share of common stock.  Pro forma net tangible book value per share consists of total assets less intangible assets and liabilities (i.e. the total stockholders’ deficit), divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such pro forma net tangible book value after December 31, 2020, other than to give effect to the issuance of 100,000,000 shares of common stock, the pro forma net tangible book value at December 31, 2020, would have been ($14,936,491) or approximately ($0.064) per share.  As of December 31, 2020, the net tangible book value per share of common stock owned by DLOC’s current stockholders would have increased by approximately $0.048, and the purchasers of Shares at $0.0449 per Share would experience a decrease in value equal to $0.1089 per Share.  Holders of common stock may be subjected to dilution if any additional securities are issued as compensation or to raise additional financing.  The following table illustrates the decrease in value to purchasers of Shares assuming a purchase price of $0.0449 per Share.

Purchase Price per Share (1)	$0.0449
Net tangible book value per Share before issuance	$(0.112)
Pro forma net tangible book value per Share after issuance (2)	$(0.064)
Decrease in value per Share to new purchasers	$0.1089

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(1)	Assumes that all Shares are purchased on the OTC Pink Sheets for $0.0449 per Share, which was the last sale price on April 30, 2021.

(2)	Based on 233,337,561 shares of common stock outstanding after the issuance of all of the Shares covered by this Prospectus, as of December 31, 2020.

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SELLING STOCKHOLDERS

This Prospectus relates to the offering by future Selling Stockholders of up to 100,000,000 Shares of common stock.  As we have not yet issued any of the Shares, we have not yet identified any specific Selling Stockholders.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this Prospectus at various times. The Selling Stockholders will act independently of our Company in making decisions with respect to the timing, manner and size of each sale.  To our knowledge, no Selling Stockholder is expected to have any agreement or understanding, directly or indirectly, with any person to resell the Shares of common stock covered by this Prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The Shares of common stock may be sold by means of one or more of the following methods:

1.

A block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Prospectus;

3.	Ordinary brokerage transactions in which the broker solicits purchasers;

4.	Through options, swaps or derivatives;

5.	In transactions to cover short sales;

6.	Privately negotiated transactions; or

7.	In a combination of any of the above methods.

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The Selling Stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell his shares of common stock.  Brokers or dealers engaged by a Selling Stockholder may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from a Selling Stockholder, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to such Selling Stockholder.

Broker-dealers who acquire Shares of common stock as principal may thereafter resell the Shares from time to time in transactions, which may involve block transactions, sales to and through other broker-dealers, including transactions of the nature described above, or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price, or in negotiated transactions.  In connection with resales of the Shares of common stock, broker dealers may pay to or receive from the purchasers of Shares commissions from those transactions.

If a Selling Stockholder enters into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with a Selling Stockholder in the sale of the Shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the Shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

Regulation M

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock.  In particular we will advise each Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholder and the Selling Stockholder’s affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	May not engage in any stabilization activities in connection with our common stock;

2.	May not cover short sales by purchasing Shares while the distribution is taking place; and

3.	May not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this Prospectus available to each Selling Stockholder for the purpose of satisfying the Prospectus delivery requirements of the Securities Act.

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State Securities Laws

Under the securities laws of some states, the Shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the Shares of common stock may not be sold unless the Shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and with which there is compliance.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the shares of common stock covered by this Prospectus will be passed upon for DLOC by Richardson & Associates, counsel to DLOC, 11400 West Olympic Boulevard, Suite 200, Los Angeles, California, 90064.  Mark J. Richardson does not own any shares of DLOC’s common stock.

EXPERTS

The financial statements and the related supplemental schedules incorporated in this Prospectus by reference from DLOC’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by M&K CPAS PLLC, independent certified public accountants, as set forth in their report appearing with the financial statements, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  No dealer, salesman or any other person has been authorized by DLOC to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations may not be relied upon.  The Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful.  Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of DLOC since the dates as of which information is furnished or since the date of this Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

DLOC hereby incorporates by reference into this Prospectus the following documents previously filed with the Commission:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020.

3.	The Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on January 9, 2012.

4.	All other reports filed by the Registrant pursuant to Section 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2020.

All documents filed by DLOC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering are deemed incorporated by reference in this Prospectus and are a part of this Prospectus from the date of the filing of such documents.  See “Additional Information.”  Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

DLOC will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any of the foregoing documents incorporated in this Prospectus by reference, other than exhibits to such documents not specifically incorporated by reference. Written or telephone requests should be directed to DLOC’s President at its principal executive offices: Digital Locations, Inc., 3700 State Street, Suite 350, Santa Barbara, California 93105, telephone number (805) 456-7000.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s Articles of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the Nevada General Corporation Law and, together with the Company’s Bylaws, provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

This Prospectus is part of a Registration Statement on Form S-8 (together with all amendments and exhibits (the “Registration Statement”) which has been filed by DLOC with the Securities and Exchange Commission (SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities offered by this Prospectus.  This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information, you may read the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to in this Prospectus are not necessarily complete.  With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, you may read the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

DLOC is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act DLOC files reports, proxy and information statements and other information with the SEC.  Such reports, proxy and information statements and other information, as well as the Registration Statement and Exhibits of which this Prospectus is a part, filed by DLOC may be inspected and copied at the public reference room of the SEC at100 F Street N.E., Washington, D.C. 20549.  You may obtain copies of such material from the SEC by mail at prescribed rates.  You should direct your requests to the SEC’s Public Reference Section, 100 F Street N.E., Washington, D.C. 20549.  You can call the SEC at 1-800-732-0330 for further information about the public reference room.  The SEC maintains a web site that contains reports, proxies, and information statements regarding registrants that file electronically with the SEC.  The address of the web site is http://www.sec.gov.  No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  This Prospectus does not constitute an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful.  Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Digital Locations, Inc. (the “Company” or “Registrant”) incorporates by reference in this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2020.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2020.

(e)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of the shares of common stock covered by this Prospectus will be passed upon for DLOC by Richardson & Associates, counsel to DLOC, 11400 West Olympic Boulevard, Suite 200, Los Angeles, California, 90064.  Mark J. Richardson does not own any shares of DLOC’s common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Nevada General Corporation Law and our articles of incorporation, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.”  This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

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The effect of this provision in our articles of incorporation is to eliminate the rights of DLOC and our stockholders (through stockholder’s derivative suits on behalf of DLOC) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above.  This provision does not limit nor eliminate the rights of DLOC or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  In addition, our Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended.  Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Our bylaws provide for indemnification of such persons to the full extent allowable under applicable law.  These provisions will not alter the liability of the directors under federal securities laws.

We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws.  These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of DLOC, arising out of such person’s services as a director or officer of DLOC, any subsidiary of DLOC or any other company or enterprise to which the person provides services at the request of DLOC.  We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling DLOC pursuant to the foregoing provisions, DLOC has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

5.1	Opinion of Richardson & Associates as to the legality of the securities being registered.

23.1	Consent of Richardson & Associates.

23.2	Consent of M&K CPAS PLLC, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the finial adjudication of such issue.

[SIGNATURES ON FOLLOWING PAGE]

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused his Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on the 13th day of May 2021.

DIGITAL LOCATIONS, INC.

By:	/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr.,
Chief Executive Officer

Each person whose signature appears below constitutes and appoints William E. Beifuss, Jr., his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William E. Beifuss, Jr.	Director, Chief Executive Officer, President, Chief Financial Officer	May 13, 2021
William E. Beifuss, Jr.

/s/ Byron Elton	Chairman	May 13, 2021
Byron Elton

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